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                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                          DATE OF REPORT: July 29, 1996
                      (Date of the Earliest Event Reported)


                                HEALTHSOURCE INC.
             (Exact name of Registrant as specified in its charter)


New Hampshire                1-11538                      02-0387748
(State or other              (Commission File             (I.R.S. Employer
jurisdiction of               Number)                     Identification Number)
incorporation)


        Two College Park Drive
        Hooksett, New Hampshire                             03106
(Address of principal executive offices)                  (Zip Code)


                                  603/268-7000
              (Registrant's Telephone Number, including area code)


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Items 1-4.   Not applicable.

Item 5.     Other Events

            On July 29, 1996, Healthsource, Inc. (the "Company") announced after a preliminary review of its operating results for the second quarter ended June 30, 1996 that it expects earnings will be between $0.08 and $0.12 per share compared with $0.20 earned in the second quarter of 1995. The $0.08 to $0.12 per share estimated range is substantially below earnings reported by the Company in the first quarter and analysts' revised expectations for the second quarter of 1996.


            The foregoing financial results are preliminary in nature and are subject to further assessment which may differ from these preliminary estimates. The Company expects to report its final second quarter results on August 12, 1996.

            In a separate development, the Board of Directors of Healthsource, Inc. (the "Company") has approved a Rights Agreement (the "Rights Agreement") dated as of July 29, 1996 between the Company and The Bank of New York, as Rights Agent . Pursuant



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          to the Rights Agreement, each holder of Common Stock, $.10 par value, of the Company outstanding as of August 12, 1996 and thereafter (subject to certain exceptions) will receive rights ("Rights") to purchase additional shares of Common Stock at a purchase price (the "Purchase Price") of $70 per share, subject to adjustment. The Rights will remain outstanding until August 12, 2006, unless earlier redeemed by the Company. The Rights Agreement was not entered into in response to any attempt or proposal to acquire control of the Company.

          Until the earlier of (i) ten business days following the date the Company learns that any person, together with its affiliates and associates (an "Acquiring Person"), has acquired Common Stock equal to 20% of the outstanding Common Stock or (ii) a date designated by the Board of Directors of the Company following the announcement of a tender or exchange offer that could result in a person becoming an Acquiring Person (a "Distribution Date"), the Rights will be evidenced by the certificates for the Common Stock with which such Rights are associated and will be transferable only with such shares of Common Stock. The Board may elect to defer the Distribution Date of the Rights beyond the dates described above in its sole discretion. The Rights are not exercisable prior to the Distribution Date.

          Following the Distribution Date, separate certificates evidencing the Rights will be mailed to the holders of the associated Common Stock on the Distribution Date, except the Acquiring Person. The Rights held by an Acquiring Person and its affiliates and associates will become null and void and may not be transferred to any other person. For all other persons, the Rights will become exercisable on the Distribution Date at the $70 Purchase Price per share of Common Stock. Upon a person becoming an Acquiring Person following a Distribution Date (or the occurrence of a Distribution Date following the time a person becomes an Acquiring Person), the Purchase Price will be adjusted so that each holder of a Right will have the right to receive, upon payment of the $70 Purchase Price, a number of shares of Common Stock equal in market value to twice the Purchase Price. Alternatively, the Board of Directors may elect to exchange the Rights for one half of the securities or other consideration for which the Rights are exercisable, without the payment of the Purchase Price by the holders of the Rights.

          In the event that, following a Distribution Date, the Company shall merge or consolidate with an Acquiring Person or any affiliate or associate of the Acquiring Person, the Rights will become exercisable for securities of the surviving corporation (or another affiliate of the Acquiring Person) equal in market value to twice the Purchase Price.

          The Board of Directors of the Company may redeem all of the Rights at a price of $.001 per Right at any time prior to the date on



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          which a person becomes an Acquiring Person following a Distribution
          Date (or the occurrence of a Distribution Date following the time a person becomes an Acquiring Person). Notwithstanding the above, in the event that a majority of the Board of Directors is elected by written consent or is comprised of persons elected at a meeting of stockholders who were not nominated by the Board of Directors in office immediately prior to such meeting, then for a period of 180 days following the effectiveness of such election, the Rights may not be redeemed if such redemption is reasonably likely to result in allowing any person to become an Acquiring Person.

          The Company may also amend the terms of the Rights Agreement in any manner without the approval of any holder of Rights prior to a Distribution Date. Following a Distribution Date, the Company may only amend the Rights Agreement to cure an ambiguity or defective provision or to make another change which does not adversely affect the holders of the Rights.

          The Rights have certain anti-takeover effects. If exercised, the Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Company's Board of Directors. The Rights should not interfere with any merger or other business combination approved by the Board of Directors inasmuch as the Rights may be redeemed by the Company prior to the time a person or group becomes an Acquiring Person. The existence of the Rights may have the effect of discouraging a person or group from taking a substantial equity interest in the Company or seeking to obtain control of the Company without negotiating with the Board of Directors.

          The foregoing description of the Rights Agreement is qualified in its entirety by reference to the full text of the Rights Agreement, which is attached hereto as Exhibit 4.1. In addition, the Company has filed a Form 8-A Registration Statement with respect to the Rights with the Securities and Exchange Commission and the New York Stock Exchange.


          SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: The statements contained in this report that are not historical facts are forward looking statements; actual results may differ materially from those projected in the forward looking statements which statements involve risks and uncertainties, including but not 1imited to, the following; that increased regulation will increase health care expenses; that increased competition in the Company's markets or change in product mix will unexpectedly reduce premium yield; that health care costs in any given period may be greater than expected due to unexpected incidence of major cases, natural disasters, epidemics, changes in physician practices, and new technologies; that the Company will be unable to close acquisitions of other HMOs on satisfactory terms; and that the Company may be unable to close global capitation arrangements on satisfactory terms in key markets. Investors are also directed to the other risks discussed


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          in its Form 10-Q for the period ended March 31, 1996 and in other documents filed by the Company with the Securities and Exchange Commission.

Item 6.   Not Applicable.

Item 7.   Financial Statements and Exhibits.

          (a) Not applicable.

          (b) Not applicable.


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          (c) Exhibits.

              4.1 Rights Agreement dated as of July 29, 1996 between Healthsource, Inc. and The Bank of New York, as Rights Agent.

Item 8.   Not applicable.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         HEALTHSOURCE, INC.

Dated:    August 2, 1996                By: /s/ JOSEPH M. ZUBRETSKY
                                             Joseph M. Zubretsky
                                             Chief Financial Officer



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